Exhibit 5.3

[Letterhead of Snell & Wilmer L.L.P.]

February 27, 2025

Meritage Homes Corporation

18655 North Claret Drive, Suite 400

Scottsdale, Arizona 85255

Each of the subsidiaries of Meritage Homes Corporation listed on Appendix A attached hereto

c/o Meritage Homes Corporation

18655 North Claret Drive, Suite 400

Scottsdale, Arizona 85255

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Meritage Homes Corporation, a Maryland corporation (the “Company”), and certain of its subsidiaries, including those listed on Appendix A hereto (the “New Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (as amended by such Post-Effective Amendment No. 1, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), together or separately and in one or more series (if applicable) of, among other securities:

(A)	the Company’s debt securities, which may either be senior debt securities, senior subordinated debt securities or subordinated debt securities (collectively, the “Debt Securities”); and

(B)	guarantees of the Debt Securities by the New Guarantors (the “New Debt Securities Guarantees”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Meritage Homes Corporation

February 27, 2025

The Debt Securities and the New Debt Securities Guarantees are collectively referred to herein as the “Securities.” The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus and the Prospectus Supplements. The Debt Securities are to be issued under an indenture (the “Indenture”) between the Company and Regions Bank, as trustee (the “Trustee”), a form of which has been filed as an exhibit to the Registration Statement. The Securities are to be sold pursuant to a purchase, underwriting, placement agent or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities and New Debt Securities Guarantees are to be issued in the form to be set forth in the Indenture. The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities and New Debt Securities Guarantees, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities and New Debt Securities Guarantees.

In rendering the opinions stated herein, we have examined and relied upon the following:

•	the Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference, and the Prospectus;

•	copies of the governing charter documents of each New Guarantor, as amended to date;

•	copies of the bylaws of each New Guarantor certified by an officer of the Company and each respective New Guarantor, as currently in effect; and

•	the form of Indenture relating to the Debt Securities and the New Debt Securities Guarantees filed as an exhibit to the Registration Statement.

We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting, placement agent or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered (a “Convertible Security”) will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (ix) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Meritage Homes Corporation

February 27, 2025

Based on such examination, we are of the opinion that, with respect to the New Debt Security Guarantees, when: (a) the Trustee has duly executed and delivered the Indenture; (b) the Indenture has been duly authorized and validly executed and delivered by the Company and the New Guarantors, to the Trustee; (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (d) the Board of Directors (the “Board”) of the Company and, as applicable, the directors of each New Guarantor, have taken all necessary action to approve the issuance and terms of such Debt Securities, any New Debt Securities Guarantees and related matters; and (e) such Debt Securities and any New Debt Securities Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, placement agent or similar agreement approved by the Board and, as applicable, the directors of each New Guarantor, or upon the exercise of Convertible Securities to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such New Debt Security Guarantees will constitute valid and binding obligations of the New Guarantors, enforceable against the New Guarantors in accordance with their terms, and entitled to the benefits of the Indenture.

Our opinion that any document is valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification, exculpation and contribution, which may be limited by applicable law or equitable principles;

(c)

general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)	any waiver of stay, extension or usury laws or of unknown future rights; and

(e)	any purported fraudulent transfer “savings” clause.

You have informed us that the Securities may be issued and/or sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to the issuance or sale of the Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (y) review the operative documents pursuant to which such Securities are to be issued or sold and (z) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

Meritage Homes Corporation

February 27, 2025

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell &Wilmer L.L.P.

APPENDIX A

NEW GUARANTORS

Subsidiary		Jurisdiction of Incorporation
1.	Meritage Homes of Alabama, Inc.	Arizona
2.	Meritage Homes of Mississippi, Inc.	Arizona